UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 22, 2008

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13634	04 2744744
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

80 Broad Street, Suite 2210, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 514-8094

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

(c)  and (e)  On April 22, 2008, James M. Pachence was appointed Chief Executive Officer of MacroChem Corporation (“MacroChem”).  Dr. Pachence, age 55, has served as a Director of MacroChem since April 18, 2008.  Dr. Pachence will continue to serve as Chief Executive Officer until his successor is chosen or he is removed from such office by a majority vote of the Board of Directors in accordance with MacroChem’s by-laws.

MacroChem acquired Virium Pharmaceuticals Inc. (“Virium”), a privately held biotechnology company focused primarily on oncology based technology, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 18, 2008 (the “Effective Time”) by and among MacroChem, VRM Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of MacroChem (“VRM Acquisition”), Virium and Virium Holdings, Inc., a non-public Delaware corporation (“Holdings”) and the parent of Virium.  On the Effective Date, VRM Acquisition merged with and into Virium with Virium continuing as the surviving company and a wholly-owned subsidiary of MacroChem (the “Merger”).  Pursuant to the Merger Agreement, each share of Virium common stock outstanding at the Effective Time was converted into the right to receive 0.89387756 shares of MacroChem common stock (the “Merger Consideration”) resulting in an aggregate of 22,899,206 shares of MacroChem common stock being issued in the Merger.  Dr. Pachence held approximately 1.76% of the outstanding stock of Holdings at the Effective Time.  The dollar value of the MacroChem shares which Dr. Pachence was entitled to receive based upon his ownership of Holdings and MacroChem’s stock price on the date of the consummation of the Merger was $120,673.47.

Prior to joining MacroChem, Dr. Pachence served as the President & CEO of Virium, from 2005 to 2008.  Prior to joining Virium, Dr. Pachence served as CEO of VectraMed from 1999 to 2005, where he designed, developed, and implemented strategies for product development in the field of drug delivery and oncology drugs, with a focus on establishment of commercially-viable opportunities. Dr. Pachence was Founder, President and Chief Scientific Officer of MediMatrix, Inc., from 1986 to 1989 which formed the basis of Integra LifeSciences, a public company focused on tissue engineering.  Dr. Pachence was Vice President of R&D while at Integra from 1989 to 1994.  At Integra, he was responsible for technology licensing, industrial and academic R&D, and product development.  Dr. Pachence graduated from University of Pennsylvania with a major in Physics (magna cum laude) and holds a Ph.D. in Biophysics from the University of Pennsylvania (summa cum laude).

On April 22, 2008, Dr. Pachence entered into an employment agreement of indefinite length with MacroChem, which contains the following material terms:

•                  Initial base salary of $250,000 per year.

•                  Eligibility to receive an annual bonus of up to 50% of his annual salary.

•                  Dr. Pachence is entitled to paid vacation and will participate in other broad-based employee benefit programs of MacroChem.

•                  Standard perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Dr. Pachence’s employment and for 6 months following any termination other than termination in connection with a change of control which would provide periods for such covenants of 18 and 12 months respectively.

•                  On April 22, 2008, Dr. Pachence received an option to purchase 2,290,000 shares of MacroChem’s common stock, with an exercise price equal to $0.30 per share, of which 572,500 of the shares subject to the option vested on April 22, 2008 and thereafter 143,124 shares shall vest and become exercisable every 90 days until April 22, 2011.

•                  If Dr. Pachence is terminated by MacroChem Without Cause (as defined in his employment agreement) following the consummation of the First Financing (as defined in his employment agreement), he would be entitled to (i) payment equal to 100% of his then current annual base salary and target bonus, (ii) continued employee benefits for a period of 12 months following the date of termination, and (iii) acceleration of outstanding equity awards based upon the following schedule:

•                  If during the first year of employment, all unvested options due to vest during the then current calendar quarter and the next calendar quarter would vest and become exercisable;

•                  If during the second year of employment, all unvested options due to vest during the then current calendar quarter and the next two calendar quarters would vest and become exercisable; and

•                  If during the third year of employment, all unvested options due to vest during the then current calendar quarter and the next three calendar quarters would vest and become exercisable.

•                  If Dr. Pachence resigns for Good Reason (as defined in his employment agreement) following the consummation of the First Financing (as defined in his employment agreement), (i) he would be entitled to payment equal to 100% of his then current annual base salary and target bonus, (ii) all options previously vested would remain vested and exercisable and (iii) all unvested options would vest on the same schedule as if Dr. Pachence had not resigned.

•                  At any time after the completion of the First Financing and following, or in anticipation of, a Change of Control (as defined in his employment agreement) if Dr. Pachence is terminated by MacroChem Without Cause (as defined in his employment agreement) or Dr. Pachence terminates his employment for Good Reason (as defined in his employment agreement), (i) any outstanding stock option would become fully vested and exercisable to the extent such option were scheduled to vest within one year following such event and would remain exercisable for the lesser of one year and the maximum stated term of such option, (ii) any restricted shares would become fully vested and exercisable to the extent such option were scheduled to vest within one year following such event and (iii) he would be entitled to payment equal to 200% of his then current annual base salary and target bonus.

•                  In the event that any benefit payable to Dr. Pachence will be subject to any “golden parachute” excise tax imposed by section 4999 of the Internal Revenue Code, such payments shall be reduced to the largest amount that would result in no payment being subject to such excise tax.

Appointment of New President and Chief Business Officer

(c)  and (e) On April 22, 2008, David P. Luci was appointed President and Chief Business Officer of MacroChem.  Mr. Luci, age 41, has served as General Counsel, Vice President Corporate Development and Corporate Secretary since joining MacroChem on December 6, 2007, Chief Financial Officer since March 19, 2008 and Director of MacroChem since April 18, 2008.  Upon his appointment as President and Chief Business Officer, Mr. Luci assumed the responsibilities of Chief Operating Officer and will continue to serve as Chief Financial Officer and General Counsel until his successor is chosen or he is removed from any such office by a majority vote of the Board of Directors in accordance with MacroChem’s by-laws.

Mr. Luci has over 16 years of experience servicing or working in the finance, accounting and legal functions within the healthcare industry.  Mr. Luci formerly served as the Executive Vice President, General Counsel and Corporate Secretary of Bioenvision, Inc. from December 2006 through July 2007.  Prior to that, Mr. Luci served as the Chief Financial Officer, General Counsel and Corporate Secretary of Bioenvision, Inc. from July 2004 through December 2006, after serving as Director of Finance, General Counsel and Corporate Secretary since July 2002.  Bioenvision’s primary focus was developing compounds for the treatment of cancer.  In October 2007, Bioenvision was acquired by Genzyme Corporation.  From September 1994 to July 2002, Mr. Luci served as a corporate attorney at Paul, Hastings, Janofsky & Walker LLP.  Prior to that, Mr. Luci served as a senior auditor at Ernst & Young LLP.  Mr. Luci is a certified public accountant. He holds a Bachelor of Science in Business Administration with a concentration in accounting from Bucknell University and a J.D. (cum laude) from Albany Law School of Union University.  Mr. Luci is also a member of the board of directors, and the audit committee chairman and compensation committee chairman of Access Pharmaceuticals, Inc., a biopharmaceutical company focused on development of novel therapies for cancer and other indications.

On April 22, 2008, Mr. Luci entered into an amended and restated employment agreement of indefinite length with MacroChem, which contains the following material terms:

•                  Initial base salary of $250,000 per year.

•                  Eligibility to receive an annual bonus of up to 50% of his annual salary.

•                  One-time bonus of $75,000 upon consummation of an equity financing of $5 million or more in gross proceeds.

•                  Mr. Luci is entitled to paid vacation and will participate in other broad-based employee benefit programs of MacroChem.

•                  Standard perpetual confidentiality provisions as well as customary non-competition and non-solicitation covenants for the term of Mr. Luci’s employment and for 6 months following any termination other than termination in connection with a change of control which would provide periods for such covenants of 18 and 12 months respectively.

•                  On April 22, 2008, Mr. Luci received an option to purchase 2,290,000 shares of MacroChem’s common stock, with an exercise price equal to $0.30 per share, of which 572,500 of the shares subject to the option vested on April 22, 2008 and thereafter 143,124 shares shall vest and become exercisable every 90 days until April 22, 2011.

•                  If Mr. Luci is terminated by MacroChem Without Cause (as defined in his employment agreement) following the consummation of the First Financing (as defined in his employment agreement), he would be entitled to (i) payment equal to 100% of his then current annual base salary and target bonus, (ii) continued employee benefits for a period of 12 months following the date of termination, and (iii) acceleration of outstanding equity awards based upon the following schedule:

•                  If during the first year of employment, all unvested options due to vest during the then current calendar quarter and the next calendar quarter would vest and become exercisable;

•                  If during the second year of employment, all unvested options due to vest during the then current calendar quarter and the next two calendar quarters would vest and become exercisable; and

•                  If during the third year of employment, all unvested options due to vest during the then current calendar quarter and the next three calendar quarters would vest and become exercisable.

•                  If Mr. Luci resigns for Good Reason (as defined in his employment agreement) following the consummation of the First Financing (as defined in his employment agreement), (i) he would be entitled to payment equal to 100% of his then current annual base salary and target bonus, (ii) all options previously vested would remain vested and exercisable and (iii) all unvested options would vest on the same schedule as if Mr. Luci had not resigned.

•                  Following, or in anticipation of, a Change of Control (as defined in his employment agreement) if Mr. Luci is terminated by MacroChem Without Cause (as defined in his employment agreement) or Mr. Luci terminates his employment for Good Reason (as defined in his employment agreement), (i) any outstanding stock option would become fully vested and exercisable to the extent such option were scheduled to vest within one year following such event and would remain exercisable for the lesser of one year and the maximum stated term of such option, (ii) any restricted shares would become fully vested and exercisable to the extent such option were scheduled to vest within one year following such event and (iii) he would be entitled to payment equal to 200% of his then current annual base salary and target bonus.

•                  In the event that any benefit payable to Mr. Luci will be subject to any “golden parachute” excise tax imposed by section 4999 of the Internal Revenue Code, such payments shall be reduced to the largest amount that would result in no payment being subject to such excise tax.

Appointment of New Chairman

(b), (c)  and (e)  On April 22, 2008, Robert J. DeLuccia resigned as President and Chief Executive Officer and was appointed Chairman of MacroChem.  Mr. DeLuccia, age 62, has served as a Director of MacroChem since 2000.  Mr. DeLuccia will continue to serve as Chairman until his successor is chosen or he is removed from such office by a majority vote of the Board of Directors in accordance with MacroChem’s by-laws.

Mr. DeLuccia served as our President and Chief Executive Officer and Vice Chairman of the Board of Directors since June 2003. From 1998 to 1999, Mr. DeLuccia served as President and Chief Executive Officer of Immunomedics, Inc., a Nasdaq-listed biopharmaceutical company focused on the development and commercialization of antibody diagnostic imaging and therapeutic products for cancer and infectious diseases.  Prior to Immunomedics, he was President of Sterling Winthrop Pharmaceuticals, the U.S. subsidiary of Sanofi (now Sanofi-Aventis).  Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer and progressed to Vice President Marketing and Sales Operations for Pfizer’s Roerig Division.  He is also a member of the board of directors of IBEX Technologies, a publicly traded (TSX Venture Exchange) pharmaceutical company that markets a series of proprietary enzymes (heparinases and chondroitinases) for research use, as well as Heparinase I., which is used in many leading homeostasis mentoring devices.  Mr. DeLuccia holds both a B.S. and an M.B.A. in marketing from Iona College.

On April 22, 2008, Mr. DeLuccia entered into a letter of employment with MacroChem, which replaces any and all prior agreements between Mr. DeLuccia and MacroChem, other than those set forth in any option agreement between the two parties, and contains the following material terms:

•                  Initial base salary of $150,000 per year.

•                  A guaranteed bonus of $37,500 for the year ended December 31, 2008.

•                  Mr. DeLuccia is entitled to paid vacation and will participate in other broad-based employee benefit programs of MacroChem.

•                  Immediate vesting of 75,000 previously granted restricted shares of MacroChem common stock.

•                  Initial term of 1 year.

The respective employment agreements of Dr. Pachence and Mr. Luci and the letter of employment of Mr. DeLuccia will be filed as exhibits to MacroChem’s Quarterly Report on Form 10-Q filed on or before May 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION

Dated: April 25, 2008	By	/s/ David P. Luci
	Name:	David P. Luci
	Title:	President and Chief Business Officer